Investor Relations: invrel@pge-corp.com | Media: 415.973.5930 | www.pgecorp.com
October 22, 2026

PG&E Corporation Reports Third Quarter 2026 Results; On Track to Deliver Solid 2026; Reaffirms 2026 and 2027 Guidance

OAKLAND — PG&E Corporation (NYSE: PCG) is on track to deliver solid financial results in 2026. Progress includes:

•GAAP earnings were $0.34 and $1.06 per share for the third quarter and first nine months of 2026, respectively, compared to $0.37 and $0.89 per share for the same periods in 2025.
•Non-GAAP core earnings were $0.41 and $1.24 per share for the third quarter and first nine months of 2026, compared to $0.50 and $1.14 per share for the same periods in 2025.
•Full year 2026 and 2027 non-GAAP core EPS guidance reaffirmed at $1.64 to $1.66 per share and $1.78 to $1.82 per share, respectively.1
•On track to meet 2-4% non-fuel operating and maintenance (O&M) cost reduction target.
•Implementing previously announced $2 billion reduction to 2027 capital plan.
•Strategic review advancing with the goal of becoming a financially strong, investment-grade company.

"Our PG&E team continues to make meaningful progress delivering safe, affordable, reliable, and clean energy to our customers. While we still believe California needs a durable wildfire liability framework that delivers for customers and investors, safety remains our foundation as we strengthen and build resilient energy infrastructure to support our state’s growth," said PG&E Corporation CEO Patti Poppe.

Operational progress during the third quarter of 2026 continued to focus on delivering safe, reliable, affordable, and clean energy to customers. Pacific Gas and Electric Company (PG&E or the Utility):

•Filed a 5,000-mile undergrounding plan with California regulators designed to reduce wildfire risk by 98% and outages by 90% on lines moved underground, which is expected to deliver an estimated $117 billion in long-term benefits.
•Connected over 4,240 electric customers and 3,000 EV charging ports to the grid.
•Launched a first-of-its-kind virtual power plant demonstration with Google and Rewiring America to improve reliability and affordability for customers, targeting over 20,000 new
1 PG&E Corporation is unable to provide GAAP guidance or present a quantitative reconciliation of forward-looking non-GAAP core earnings, non-GAAP core EPS, or non-GAAP core EPS growth without unreasonable effort because specific line items, which may be significant, are not estimable. For instance, amortization of the Wildfire Fund contribution asset, the impacts of regulatory decisions, special tax items, and wildfire-related costs, net of recoveries, are difficult to predict due to various factors outside of management’s control.

and existing customer energy devices and 12 megawatts of distributed energy resources by 2028.
•Delivered nearly $15 million in energy bill assistance to more than 46,000 low- and moderate-income customers.
•Energized 174 megawatts of new data center projects since 2024. With appropriate pricing, every one gigawatt of new data center load could help customers save 1% or more on their monthly electric bill.

2026 and 2027 Guidance

PG&E Corporation is reaffirming its full year 2026 and 2027 non-GAAP core earnings guidance range of $1.64 to $1.66 per share and $1.78 to $1.82 per share, respectively. Factors expected to drive non-GAAP core earnings in 2026 and 2027 include return on customer capital investment and costs related to unrecoverable net interest expense and other earnings factors, including allowance for funds used during construction, incentive revenues, tax benefits, and cost savings, net of below-the-line costs.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure that excludes non-core items, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of consolidated income available for common shareholders to non-GAAP core earnings (including non-GAAP core EPS).

Financial Results

PG&E Corporation recorded third-quarter 2026 income available for common shareholders of $749 million, and $0.34 per diluted share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with income available for common shareholders of $823 million, and $0.37 per diluted share, for the third quarter of 2025.

The decrease in GAAP earnings was primarily driven by lower CPUC return on equity in effect during 2026 as compared to 2025, the one-time catch-up impacts of the tax methodology change implemented in 2025, and increased Wildfire Fund expense, partially offset by increased customer capital investment due to the earnings on higher rate base and net O&M savings.

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings were $928 million, and $0.41 per diluted share, for the third quarter of 2026, compared to $1,142 million, and $0.50 per diluted share, for the third quarter of 2025.

The decrease in Non-GAAP core earnings was driven by similar factors to our GAAP earnings except for Wildfire Fund expense.

Non-core items, which management does not consider representative of ongoing earnings, totaled $156 million after tax, and $0.07 per share, for the third quarter of 2026, compared with $295 million after tax, and $0.13 per share, for the third quarter of 2025.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will hold a conference call on October 22, 2026, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its third-quarter 2026 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Third Quarter 2026 Earnings Call

When: Thursday, October 22, 2026 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through October 29, 2026, by dialing (800) 770-2030. The confirmation code 92587 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Wildfire & Safety” and “News & Events” pages, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland, California. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, guidance, estimates, future plans and impacts, and strategies of PG&E Corporation and the Utility, including regarding earnings, customer bills, operating and maintenance costs, the previously announced strategic review, system hardening, and load growth. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2025, their most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 (Form 10-Q), and other reports filed with or furnished to the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC’s website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating Revenues
Electric	$4,660	$4,755	$14,015	$13,304
Natural gas	1,528	1,495	4,956	4,827
Total operating revenues	6,188	6,250	18,971	18,131
Operating Expenses
Cost of electricity	904	1,015	2,265	2,013
Cost of natural gas	109	131	694	738
Operating and maintenance	2,543	2,641	8,191	8,147
SB 901 securitization inception charge	36	35	36	35
Wildfire-related claims, net of recoveries	—	1	—	100
Wildfire Fund expense	141	86	369	271
Depreciation, amortization, and decommissioning	1,206	1,132	3,434	3,302
Total operating expenses	4,939	5,041	14,989	14,606
Operating Income	1,249	1,209	3,982	3,525
Interest income	104	94	336	392
Interest expense	(825)	(770)	(2,424)	(2,296)
Other income, net	153	97	366	251
Income Before Income Taxes	681	630	2,260	1,872
Income tax benefit	(95)	(220)	(162)	(161)
Net Income	776	850	2,422	2,033
Preferred stock dividend requirement	27	27	82	82
Income Available for Common Shareholders	$749	$823	$2,340	$1,951
Weighted Average Common Shares Outstanding, Basic	2,202	2,198	2,201	2,197
Weighted Average Common Shares Outstanding, Diluted	2,285	2,281	2,284	2,202
Net Income Per Common Share, Basic	$0.34	$0.37	$1.06	$0.89
Net Income Per Common Share, Diluted	$0.34	$0.37	$1.06	$0.89

Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (GAAP) to Non-GAAP Core Earnings
Third Quarter, 2026 vs. 2025

	Three Months Ended September 30,				Nine Months Ended September 30,
	Earnings		Earnings per Common Share		Earnings		Earnings per Common Share
(in millions, except per share amounts)	2026	2025	2026	2025	2026	2025	2026	2025
PG&E Corporation’s GAAP earnings/EPS, basic	$749	$823	$0.34	$0.37	$2,340	$1,951	$1.06	$0.89
Mandatory convertible preferred stock dividends	24	24	—	—	72	—	—	—
PG&E Corporation’s GAAP earnings/EPS, diluted (1)	$773	$847	$0.34	$0.37	$2,412	$1,951	$1.06	$0.89
Non-core items: (2)
Amortization of Wildfire Fund contribution (3)	102	62	0.04	0.03	265	195	0.12	0.09
Bankruptcy and legal costs (4)	(29)	21	(0.01)	0.01	(29)	36	(0.01)	0.02
Investigation remedies (5)	8	47	—	0.02	56	95	0.02	0.04
Prior period net regulatory impact (6)	—	134	—	0.06	51	122	0.02	0.06
SB 901 securitization (7)	23	18	0.01	0.01	17	29	0.01	0.01
Strategic repositioning (8)	42	—	0.02	—	42	—	0.02	—
Wildfire-related costs, net of recoveries (9)	10	13	—	0.01	17	92	0.01	0.04
PG&E Corporation’s non-GAAP core earnings/EPS (10)	$928	$1,142	$0.41	$0.50	$2,831	$2,520	$1.24	$1.14

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2026 and 2025, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) For more information regarding the calculation of GAAP earnings and EPS, see Note 7 of the Notes to the Condensed Consolidated Financial Statements in the Form 10-Q.

(2) “Non-core items” include items that management does not consider representative of ongoing earnings and that affect comparability of financial results between periods, consisting of the items listed in the table above. See Non-GAAP Financial Measures below.

(3) The Utility recorded costs of $141 million (before the tax impact of $39 million) and $369 million (before the tax impact of $104 million) during the three and nine months ended September 30, 2026, respectively, associated with the amortization of the Wildfire Fund asset, as well as accretion of the related Wildfire Fund liability. For more information, see Note 2 of the Notes to the Condensed Consolidated Financial Statements in the Form 10-Q.

(4) PG&E Corporation recorded a benefit of $40 million (before the tax impact of $11 million) during the three and nine months ended September 30, 2026 related to the Wildfire-Related Securities Claims. Separately, 2025 includes costs to resolve proofs of claim filed in PG&E Corporation’s and the Utility’s Chapter 11 proceeding.

(5) Includes costs associated with the decision different for the order instituting investigation (OII) related to the 2017 Northern California Wildfires and 2018 Camp Fire (Wildfires OII), the system enhancements related to the locate and mark OII, restoration and rebuilding costs for the town of Paradise, and the settlement agreements resolving the Safety and Enforcement Division’s investigations into the 2020 Zogg and 2022 Mosquito fires, as shown below.

(in millions)	Three Months Ended September 30, 2026	Nine Months Ended September 30, 2026
Wildfires OII disallowance and system enhancements	$9	$25
Locate and mark OII system enhancements	—	2
Paradise restoration and rebuild	—	—
2020 Zogg fire settlement	1	15
2022 Mosquito fire settlement	—	22
Investigation remedies	$10	$64
Tax impacts	(2)	(8)
Investigation remedies (post-tax)	$8	$56

(6) The Utility recorded costs of $1 million (before the tax impact of $0 million) and $70 million (before the tax impact of $20 million) during the three and nine months ended September 30, 2026, respectively, related to an adjustment for potential disallowances associated with a FERC TO20 settlement. Separately, 2025 reflects an adjustment to expenses associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022 and the 2022 WMCE decision dated September 18, 2025.

(7) The Utility recorded costs of $32 million (before the tax impact of $9 million) and $23 million (before the tax impact of $6 million) during the three and nine months ended September 30, 2026, respectively, related to any earnings-impacting investment losses or gains associated with investments related to the contributions to the customer credit trust, as well as the charge related to the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by the net operating loss monetization.

(8) PG&E Corporation and the Utility recorded costs related to repositioning their organizational design as shown below. "Workforce organizational design" includes severance costs related to simplifying the Utility's employee structure, and "corporate organizational design" includes consulting, legal, and financial advisory costs, including those related to the Strategic Review.

(in millions)	Three Months Ended September 30, 2026	Nine Months Ended September 30, 2026
Workforce organizational design	$37	$37
Corporate organizational design	21	21
Strategic repositioning	$58	$58
Tax impacts	(16)	(16)
Strategic repositioning (post-tax)	$42	$42

(9) Includes costs to resolve third-party claims, net of recoveries, for the 2019 Kincade fire and 2021 Dixie fire, inclusive of outside counsel fees, as shown below.

(in millions)	Three Months Ended September 30, 2026	Nine Months Ended September 30, 2026
2019 Kincade fire	$1	$4
2021 Dixie fire	12	19
Wildfire-related costs, net of recoveries	$14	$23
Tax impacts	(4)	(6)
Wildfire-related costs, net of recoveries (post-tax)	$10	$17

(10) “Non-GAAP core earnings” and “Non-GAAP core EPS” are non-GAAP financial measures. See Non-GAAP Financial Measures below.

Undefined, capitalized terms have the meanings set forth in the Form 10-Q.

Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

Non-GAAP Core Earnings and Non-GAAP Core EPS

“Non-GAAP core earnings” and “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” are non-GAAP financial measures. Non-GAAP core earnings is calculated as income available for common shareholders, diluted, less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed above. Non-GAAP core EPS is calculated as non-GAAP core earnings divided by common shares outstanding on a diluted basis.

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide measures that allow investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes, including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance.

Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.